                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-83486) of Total Containment, Inc. of our report dated March 7, 1997 appearing on page 8 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of such Form 10-K.


PRICE WATERHOUSE LLP

Philadelphia, PA
March 28, 1997